As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPLIGEN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2729386
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

(781) 250-0111

(Address of Principal Executive Offices, including zip code)

REPLIGEN CORPORATION 2012 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plan)

Walter C. Herlihy

President and Chief Executive Officer

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

(781) 250-0111

(Name, Address and Telephone Number, including area code, of Agent For Service)

Copies to:

Lawrence S. Wittenberg, Esq.

Arthur R. McGivern, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,000,000 shares(2)	$4.48(3)	$8,960,000	$1,026.82

(1)	This Registration Statement relates to 2,000,000 shares of Common Stock, par value $0.01 per share, of Repligen Corporation (“Common Stock”) available for issuance under the Repligen Corporation 2012 Stock Option and Incentive Plan (the “Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover such additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.
(2)	Represents shares of Common Stock approved for issuance under the Plan at the 2012 Annual Meeting of Stockholders held on May 24, 2012.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based on the average of the high and low sale prices of the registrant’s Common Stock, as quoted on the NASDAQ Global Market, on May 18, 2012.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I will be sent or given to employees, directors or other participants as specified by Rule 428(b)(1). Such document need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below, which have previously been filed by Repligen Corporation (the “Company”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on March 15, 2012;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 10, 2012;

(c) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(d) The section entitled “Description of Capital Stock,” contained in the Company’s Current Report on Form 8-K, as filed with the Commission on May 24, 2002 (Commission File No. 000-14656).

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of a Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits the Company to indemnify its directors, officers, employees and agents in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on the Company’s behalf and against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and (ii) in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Section 102(b)(7) of the DGCL permits a company to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Seventh of the Company’s Restated Certificate of Incorporation, as amended, and Article V of the Company’s Amended and Restated By-Laws, as amended, generally provide that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify any and all persons whom it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section.

Article Eighth of the Company’s Restated Certificate of Incorporation, as amended, provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth further provides that, in the event that the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the DGCL, as so amended.

The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement:

4.1	Specimen Stock Certificate (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2002 and incorporated herein by reference) (Commission File No. 000-14656).

5.1*	Legal opinion from Goodwin Procter LLP.

23.1*	Consent of Ernst and Young LLP, as independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of attorney (included in the signature page to this Registration Statement).

99.1*	2012 Stock Option and Incentive Plan.

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 24th day of May, 2012.

REPLIGEN CORPORATION

By:	/s/ Walter C. Herlihy, Ph.D.
Walter C. Herlihy, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Repligen Corporation, hereby severally constitute and appoint Walter C. Herlihy and William J. Kelly, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 24th day of May, 2012.

Signature	Title

/s/ Walter C. Herlihy, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)
Walter C. Herlihy, Ph.D.

/s/ William J. Kelly	Chief Financial Officer (Principal Financial and Accounting Officer)
William J. Kelly

/s/ Karen A. Dawes	Chairperson of the Board
Karen A. Dawes

/s/ Glenn L. Cooper, M.D.	Director
Glenn L. Cooper, M.D.

/s/ Alfred L. Goldberg, Ph.D.	Director
Alfred L. Goldberg, Ph.D.

/s/ Michael A. Griffith	Director
Michael A. Griffith

/s/ Earl W. Henry, M.D.	Director
Earl W. Henry, M.D.

/s/ Thomas F. Ryan, Jr.	Director
Thomas F. Ryan, Jr.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Stock Certificate (filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2002 and incorporated herein by reference) (Commission File No. 000-14656).

5.1*	Legal opinion from Goodwin Procter LLP.

23.1*	Consent of Ernst & Young, LLP, as independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1*	Power of attorney (included in the signature page to this Registration Statement).

99.1*	2012 Stock Option and Incentive Plan.

*	Filed herewith.